POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that the person whose signature appears below hereby constitutes and appoints ERJA I. JACKSON as his true and lawful attorney-in fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to the Registration Statements listed on the attached schedule, for AMERICAN GENERAL LIFE INSURANCE COMPANY, THE VARIABLE ANNUITY LIFE INSURANCE COMPANY and THE UNITED STATES LIFE INSURANCE COMPANY IN THE CITY OF NEW YORK which serve as Depositors and AMERICAN HOME ASSURANCE COMPANY which serves as Guarantor, and to file the same, with all exhibits thereto, and other documents in connection therewith, as fully to all intents as he might or could do in person, including specifically, but without limiting the generality of the foregoing, to (i) take any action to comply with any rules, regulations or requirements of the Securities and Exchange Commission under the federal securities laws; (ii) make application for and secure any exemptions from the federal securities laws; (iii) register additional insurance and annuity contracts under the federal securities laws, if registration is deemed necessary. The undersigned hereby ratifies and confirms all that said attorney-in-fact and agent, or his substitute, shall do or cause to be done by virtue hereof.

Signature	Title	Date

CAROL G. BARTON CAROL G. BARTON	Director	April 25, 2018

ALEXANDER R. BAUGH ALEXANDER R. BAUGH	Director, President, CEO and Chairman of the Board of Directors	April 25, 2018

THOMAS A. BOLT THOMAS A. BOLT	Director	April 25, 2018

DONNALEE DEMAIO DONNALEE DEMAIO	Director	September 4, 2018

CHARLES A. FRY CHARLES A. FRY	Director	April 25, 2018

GAURAV GARG GAURAV GARG	Director	April 25, 2018

STEPHEN J. GRABEK STEPHEN J. GRABEK	Director	April 25, 2018

ELIAS F. HABAYEB ELIAS F. HABAYEB	Director, Chief Financial Officer	September 4, 2018

MARK LYONS MARK LYONS	Director	September 4, 2018

RALPH W. MUCERINO RALPH W. MUCERINO	Director	April 25, 2018

ALESSANDREA C. QUANE ALESSANDREA C. QUANE	Director	April 25, 2018

KENNETH J. RIEGLER KENNETH J. RIEGLER	Director	September 4, 2018

ANTHONY VIDOVICH ANTHONY VIDOVICH	Director	September 4, 2018

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AMERICAN HOME ASSURANCE COMPANY

GUARANTOR PRODUCT SCHEDULE – 4/4/18

Registrant Name	File Nos.
AGL VARIABLE SEPARATE ACCOUNT 811-03859

333-185797 American Pathway II

333-185798 Polaris

333-185799 Polaris II

333-185831 PolarisAmerica

333-185838 Polaris Platinum II

333-185800 Polaris II Platinum Series

333-185837 Polaris Choice II / Polaris Choice III

333-185818 WM Diversified Strategies

333-185820 WM Diversified Strategies III

333-185815 Polaris Advisor

333-185801 Polaris Protector

333-185816 Polaris Preferred Solution

AGL VARIABLE ANNUITY ACCOUNT ONE 811-04296	333-185802 ICAP II
AGL VARIABLE ANNUITY ACCOUNT TWO 811-08626	333-185821 Vista Capital Advantage
AGL VARIABLE ANNUITY ACCOUNT FOUR 811-08874	333-185803 Anchor Advisor
AGL VARIABLE ANNUITY ACCOUNT FIVE 811-07727

333-185829 Seasons

333-185804 Seasons Select II

333-185825 Seasons Select

333-185826 Seasons Triple Elite / Seasons Elite

333-185822 Seasons Advisor

333-185824 Seasons Advisor II

333-185828 Seasons Preferred Solution

AGL VARIABLE ANNUITY ACCOUNT SEVEN 811-09003	333-185806 Polaris Plus 333-185807 Polaris II A-Class / Polaris II A-Class Platinum Series 333-185832 Polaris II Asset Manager
AGL VARIABLE ANNUITY ACCOUNT NINE 811-21096	333-185834 Ovation 333-185835 Ovation Plus 333-185841 Ovation Advantage 333-185842 Ovation Advisor
USL - FS VARIABLE SEPARATE ACCOUNT 811-08810

333-178854 Polaris NY/ Polaris II NY / Polaris II NY – Jones

333-178859 WM Diversified Strategies III NY

333-178857 FSA Advisor

333-178853 Polaris Choice NY / Polaris Choice III NY

333-178855 Polaris II A-Class Platinum Series NY

333-178850 Polaris Advantage NY

USL - FS VARIABLE ANNUITY ACCOUNT ONE 811-06313	333-178861 ICAP II NY
USL - FS VARIABLE ANNUITY ACCOUNT TWO 811-08624	333-178863 Vista Capital Advantage NY
USL - FS VARIABLE ANNUITY ACCOUNT FIVE 811-08369	333-178860 Seasons Triple Elite NY/ Seasons Elite NY 333-178858 Seasons Select II NY
AGL SEPARATE ACCOUNT A 811-01491	033-44745 Black, VA, Blue VA, Green VA 033-44744 Orange VA, Yellow VA
AGL SEPARATE ACCOUNT D 811-02441

033-43390 Generations VA, Variety Plus VA

002-49805 Front End Load, Regular Surr. Charge

333-70667 Platinum Investor VA

333-40637 Select Reserve VA

033-57730 WM Advantage VA

333-109206 Platinum Investor IVA

333-25549 WM Strategic Asset Manager VA

AGL SEPARATE ACCOUNT VA-1	333-102302 The Chairman VA

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Registrant Name	File Nos.
811-07781
AGL SEPARATE ACCOUNT VA-2 811-01990 811-01990	333-102303 Individual VA Contracts
AGL SEPARATE ACCOUNT VL-R 811-08561

333-89897 AG Legacy Plus

333-42567 Platinum Investor I VUL

333-90787 Platinum Investor Survivor VUL

333-80191 Corporate America VUL

333-53909 Legacy Plus VUL (Orig.)

333-103361 Platinum Investor II VUL

333-43264 Platinum Investor III VUL

333-188318 Platinum Investor IV VUL

333-129552 Platinum Investor VIP (Orig.)

333-109613 Platinum Investor FlexDirector

333-82983 Platinum Investor PLUS VUL

333-65170 Platinum Investor Survivor VUL

333-87307 Platinum Investor Survivor II VUL

333-87307 The ONE VUL Solution

AGL SEPARATE ACCOUNT VUL 811-05794	333-102301 EquiBuilder VUL
AGL SEPARATE ACCOUNT VUL-2 811-06366	333-102300 EquiBuilder II VUL 333-102299 EquiBuilder III VUL
USL SEPARATE ACCOUNT USL VL-R 811-09359	333-151575 Income Advantage Select VUL 333-149403 Protection Advantage Select VUL 333-137941 Platinum Investor VIP VUL 333-105246 Platinum Investor PLUS VUL 333-79471 Platinum Investor VUL
USL SEPARATE ACCOUNT USL VA-R 811-09007	333-63673 Generations VA
VALIC SEPARATE ACCOUNT A 811-03240	002-32783 GUP & GTS-VA 033-75292 Portfolio Director / Portfolio Director 2/ Portfolio Director Plus 333-49232 Potentia 002-96223 UIT-981 333-124398 Independence Plus VA

AH - 3